Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter and Full Year 2021 Operating Results

New York – March 15, 2022 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of 162 retail, residential and mixed-use properties today reported financial and operating results for the quarter and year ended December 31, 2021.

Andrea Olshan, Chief Executive Officer and President commented, “I am very proud of all we have accomplished this year. We realigned our operating platform to focus on the efficient execution of our business strategies to achieve our repositioning goals. The team made tremendous progress, including significant additional leasing to credit tenants, creating and leasing additional triple net pad sites, advancing entitlements for multifamily, office and life science developments and continued to progress development projects already in process, all while monetizing assets deemed non-core to our portfolio. We were also able to restructure our debt providing the flexibility to make prepayments as well as giving us the potential to extend the maturity date of the loan. Our value proposition is simple: we turn well located land sites into higher and better uses. While we have made tremendous progress toward this goal, we also recognize the need to translate this value creation into greater shareholder value. As such, I am very pleased that we have decided to explore strategic alternatives for the business.”

Financial Highlights:

During the fourth quarter, the Company reported:

•
Net income attributable to common shareholders of $71.7 million, or $1.64 per share
•
Total Net Operating Income (“Total NOI”) of $10.5 million
•
Funds from Operations (“FFO”) of ($25.3) million, or ($0.45) per share

For the year ended December 31, 2021:

•
Net loss attributable to common shareholders of ($33.0) million, or ($0.78) per share
•
Total NOI of $35.5 million
•
FFO of ($105.7) million, or ($1.89) per share

Highlights:

•
Opened the Company’s first mixed-use premier project in San Diego and subsequent to quarter end stabilized the property with an office lease totaling approximately 123 thousand square feet (61.5 thousand at share) with a high credit national tenant bringing overall occupancy to 82.7%
•
Opened 14 tenants in the fourth quarter totaling approximately 201 thousand square feet (187 thousand at share) at an average rent of $26.35 per square foot ($25.01 at share):
•
141 thousand square feet at multi-tenant retail assets at an average base rent of $25.23 per square foot net
•
17 thousand square feet (8.5 thousand at share) at premier / master planned mixed use (“Premier”) assets at an average base rent of $65.85 net for retail rents
•
32 thousand square feet at Non-Core assets at an average base rent of $15.78 per square foot net
•
11 thousand square feet (5.5 thousand at share) at other unconsolidated entities at an average base rent of $19.30 per square foot net
•
Signed 16 leases covering approximately 242 thousand square feet (233 thousand at share) in the fourth quarter at an average projected annual rent of $19.59 PSF ($17.10 PSF at share). To date in 2022, the Company has signed additional leases totaling 149 thousand square feet at a base rent of $66.60 PSF (84 thousand square feet at $65.48 at share) and has a pipeline of leases in active negotiations of over 250 thousand square feet

Leases signed in the fourth quarter were:

•
Eight leases covering approximately 176 thousand square feet at multi-tenant Retail assets at an average projected annual rent of $13.90 PSF net
•
Five leases covering approximately 18 thousand square feet (10 thousand at share) at Premier assets at an average projected annual rent for retail of $81.89 PSF ($75.03 PSF at share) net
•
One lease covering approximately 10 thousand square feet at Non-Core assets at an average projected annual rent of $12.38 PSF net for retail
•
One lease covering approximately 35 thousand square feet at Residential assets at an average projected annual rent of $16.74 PSF net for retail
•
One lease covering approximately 3 thousand square feet (1.5 thousand at share) at an unconsolidated entity signed at an average projected annual rent of $33.00 PSF net for retail

Leases signed in 2022 are as follows:

•
141 thousand square feet of office (80 thousand at share) at Premier Assets at a base rent of $66.68 PSF net ($65.35 PSF at share)
•
4 thousand square feet of retail (2 thousand at share) at Premier Assets at a base rent of $85.06 PSF net ($86.75 PSF at share)
•
4 thousand square feet of retail (2 thousand at share) at other unconsolidated entities at a base rent of $44.01 PSF net
•
Collected 98% of billed rent and other recoverable expenses for the quarter ended December 31, 2021
•
Generated $191.6 million of gross proceeds through disposition activity during the quarter ended December 31, 2021, for total gross proceeds of $392.6 million in 2021. To date in 2022, the Company has additional asset sales under contract for anticipated gross proceeds of $146.3 million, subject to buyer diligence and closing conditions
•
In December, the Company paid down its term loan facility by $160.0 million bringing its outstanding balance to $1.44 billion at December 31, 2021. The Company entered into an amendment to this facility in November whereby the maturity date may be extended for two years to July 31, 2025 if its aggregate principal balance has been reduced to $800.0 million by July 31, 2023
•
As of December 31, 2021, the Company had cash on hand of $113.8 million, including $7.2 million of restricted cash
•
Net income attributable to common shareholders of $71.7 million, or $1.64 per share, for the fourth quarter and net loss attributable to common shareholders of $33.0 million, or $0.78 per share for the full year as compared to net losses of $35.6 million, or $0.92 per share, and $109.9 million, or $2.87 per share, for the same periods in the prior year. Net income attributable to common shareholders for the fourth quarter of 2021 includes net gains of $156.6 million, or $3.59 per share
•
Total Net Operating Income (“Total NOI”) of $10.5 million for the fourth quarter and Total NOI of $35.5 million for the full year, as compared to Total NOI of $8.6 million and $37.8 million for the same period in the prior year. Total NOI for 2021 and 2020 included ($2.0) million and $6.4 million, respectively, of NOI from properties which have been sold
•
Funds from Operations (“FFO”) of ($25.3) million, or ($0.45) per share, for the fourth quarter and FFO of ($105.7) million, or ($1.89) per share for the full year as compared to FFO of ($16.2) million, or ($0.29) per share, and ($81.0) million, or ($1.45) per share, for the same periods in the prior year. Company FFO for the year ended December 31, 2021 includes $5.5 million, or $0.10 per share of charges for severance and restructuring costs and a $16.7 million increase in GAAP interest expense resulting from lower capitalization of interest to development projects
•
On March 1, 2022, the Company announced that its Board of Trustees had commenced a process to review a broad range of strategic alternatives. The Board of Trustees has created a Special Committee (the "Special Committee") of the Company's Board of Trustees to oversee the process. The Special Committee has retained Barclays as it financial advisor. The Company is in the early stages of the strategic review process and there can be no assurance that the review process will result in any transaction or any strategic change at this time

Portfolio

The table below represents a summary of the Company’s properties by planned usage as of December 31, 2021:

(in thousands except number of leases and acreage data)
Planned Usage	Total	Built SF / Acreage(2)	Leased SF(2)(3)	Avg acreage / site
Consolidated
Multi-tenant Retail	38	4,977 sf / 496 acres	4,234	13.1
Residential	31	672 sf (4) / 423 acres	232 (4)	13.6
Premier	5	285 sf / 99 acres	186	19.8
Non-Core (1)	63	9,439 sf / 784 acres	1,727	12.4
Unconsolidated
Other Entities	21	1,682 sf / 280 acres	547	13.3
Residential	2	25 sf (4) / 53 acres	25	26.4
Premier	2	165 sf / 16 acres	30	8

(1) Represents assets the Company may strategically monetize
(2) Square footage is presented at the Company’s proportional share
(3) Based on signed leases at December 31, 2021
(4) Represents tenants currently in place at assets intended for residential use

Portfolio Highlights:

•
Approximately 2.3 million square feet of office/life science space entitled as of the date of this release, and pursuing entitlements on additional 3-4 million square feet
•
32% of the consolidated properties planned for residential development or non-core were not subject to reciprocal easement agreement (“REA”). An additional 9% of these properties have REAs that expire within five years

Multi-Tenant Retail

In 2021 the Company opened stores representing approximately 580 thousand square feet and $10.5 million of annual base rent. The Company’s multi-tenant retail development project at Roseville, California held its grand opening in the fourth quarter of 2021 and its Ft. Wayne, Indiana project is slated for its grand opening in the third quarter of 2022. The remaining capital expenditures in the multi-tenant retail portfolio are primarily focused on tenant improvements.

The table below provides a summary of all multi-tenant Retail signed leases as of December 31, 2021, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
In-place retail leases	138	3,668	86.6%	$61,979	86.8%	$16.90
SNO retail leases (1)	25	566	13.4%	9,446	13.2%	16.68
Total	163	4,234	100.0%	$71,424	100.0%	$16.87

(1) SNO = signed not yet opened leases.

During 2021, the Company signed new leases at its multi-tenant retail properties totaling approximately 326 thousand square feet at an average rent of $16.42 PSF net. The Company also brought leases on-line totaling approximately 580 thousand square feet, at an average rent of $18.18 PSF net generating approximately $10.5 million of annual base rent. Additionally, the Company generated a leasing pipeline of over 200 thousand square feet. The Company has 3.7 million leased square feet and approximately 570,000 square feet signed but not opened. Seritage has total occupancy of 85.1% for its multi-tenant retail properties. As of December 31, 2021, there is an additional approximately 750,000 square feet available for lease, and the Company has identified 50 potential pad sites for development subject to governmental and REA approval at the sites.

(in thousands except number of leases and PSF data)
			Total
	Number of		Annual	Annual
	SNO Leases	GLA	Rent	Rent PSF
As of September 30, 2021	25	540	$10,742	$19.89
Opened	(6)	(141)	(3,531)	25.04
Sold / contributed to JVs / terminated	(1)	(8)	(200)	25.00
Signed	7	175	2,435	13.91
As of December 31, 2021	25	566	$9,446	$16.68

Premier Mixed-Use

In total, for the full year 2021, the Company invested $45.4 million in its premier mixed-use projects and contributed $4.6 million to its premier mixed-used projects held in unconsolidated entities. As of December 31, 2021, the Company had signed fixed contracts for $125.4 million of the remaining development costs on these projects.

Aventura:

At its project in Aventura, FL, the Company continues to advance 215,000 square feet of mixed-use activation. Core and shell work is approximately 85% complete and initial tenant turnovers will commence by the end of Q1 2022. The Company remains on track to grand open the project in Q4 2022.

Subsequent to quarter end, the Company signed new leases totaling 19 thousand square feet at a base rent of $55.00 PSF net for office and $95 PSF net for Retail. Additionally, the Company generated a leasing pipeline of over 65 thousand square feet. As of March 15, 2022, the Company has 135 thousand square feet signed but not opened. With occupancy at 62.7%, the Company has 80 thousand square feet available for lease.

San Diego UTC:

The Company successfully opened its project at UTC in San Diego, CA, with approximately 17 thousand square feet of first to market tenants such as CB2, Pacific Catch, and Ideal Image, and expects to open an additional 150,000 – 165,000 square feet of tenants in 2022 bringing occupancy to approximately 84% - 91%. In conjunction with the city of San Diego’s Community Plan Update, the Company is advancing entitlements to activate its +/- 8.5 acres of parking lots for potentially millions of additional square feet of life science, office, and residential uses.

During the quarter ended December 31, 2021, the Company signed new leases totaling 16 thousand square feet (8 thousand square feet at share) at an average base rent of $90.92 PSF net. Subsequent to quarter end, the Company signed new leases totaling 126 thousand square feet (63 thousand square feet at share) at a base rent of $68.40 PSF net for office and $82.50 PSF for Retail. Additionally, the Company generated a leasing pipeline of over 20 thousand square feet. As of March 15, 2022, the property has 40 thousand leased square feet and 147 thousand square feet signed but not opened. With occupancy at 82.7% (100% of office space is leased & approximately 62% of Retail), the Company has now stabilized the first phase and has 39 thousand square feet available for lease.

The table below provides a summary of all signed leases at Premier assets as of December 31, 2021, including unconsolidated entities at the Company’s proportional share:

(in thousands except number of leases and PSF data)

	Number of	Leased	% of Total	Annual	% of Total	Annual
Tenant	Leases	GLA	Leased GLA	Rent	Annual Rent	Rent PSF
In-place retail leases	15	53	24.4%	$2,974	23.0%	$56.49
SNO leases (1)	22	163	75.6%	9,973	77.0%	61.04
Total	37	216	100.0%	$12,947	100.0%	$59.93

(1) SNO = signed not yet opened leases.

(in thousands except number of leases and PSF data)
			Total
	Number of		Annual	Annual
	SNO Leases	GLA	Rent	Rent PSF
As of September 30, 2021	19	157	$9,299	$59.40
Opened	(2)	(6)	(330)	54.54
Sold / contributed to JVs / terminated	-	-	-	-
Signed	5	10	781	75.03
Lease Amendments (1)	-	2	223	90.00
As of December 31, 2021	22	163	$9,973	$61.04

(1) Represents an executed lease expansion for a tenant that was included in Q3 SNO figures

During the quarter and year ended December 31, 2021, the Company invested $28.1 million and $105.7 million, respectively, in its consolidated development and operating properties and an additional $6.9 million and $38.6 million, respectively, into its unconsolidated entities.

Residential

In the fourth quarter of 2021, Seritage opened its first residential joint venture project, in Lynwood, Washington. In 2021, the Company invested a total of $16.4 million in its residential properties.

The Company continues to advance its residential entitlements in Riverside, CA and West Covina, CA. Approval may be received in mid-2022 for 300 units at its property on Iowa Ave in Riverside, CA and an entitlement application has recently been filed for residential and grocery uses at its property on Arlington Ave in Riverside, CA. In addition to underway entitlement activity, Seritage is preparing entitlement applications for another 29 properties with a target of 5,500 developable residential units.

Dispositions

During the quarter and year ended December 31, 2021, the Company sold twelve properties, generating $191.6 million of gross proceeds and twenty-nine properties, generating $392.6 million of gross proceeds, respectively.

Of the full year transactions:

•
$217.8 million of gross proceeds were from vacant assets sold at $109.0 PSF. The sale of these assets eliminates $4.9 million of carrying costs
•
$174.8 million of gross proceeds were from stabilized asset sales at an 5.3 % blended in-place capitalization rate

As of March 15, 2022, the Company had assets under contract for sale representing anticipated gross proceeds of $146.3 million, subject to buyer diligence and closing conditions.

During the fourth quarter of 2021, the Company announced the successful sale of an 11-acre parcel of land in Virginia to the City of Alexandria’s Industrial Development Agency, a significant milestone in the transformation of the underutilized Landmark Mall site into a mixed-use, walkable urban neighborhood.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended December 31, 2021:

(in thousands except per share amounts)	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$71,721	$(35,606)	$(33,049)	$(109,926)
Net income (loss) per share attributable to common shareholders	1.64	(0.92)	(0.78)	(2.87)

Total NOI	10,456	8,646	35,517	37,757

FFO	(25,316)	(16,156)	(105,667)	(80,998)
FFO per share	(0.45)	(0.29)	(1.89)	(1.45)

Company FFO	(25,108)	(17,899)	(101,313)	(88,583)
Company FFO per share	(0.45)	(0.32)	(1.81)	(1.59)

The table below provides a summary of the Company’s total NOI for the three months and full year ended December 31, 2021 and 2020 by planned uses:

(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Consolidated Properties
Multi-tenant Retail	$12,534	$10,666	$43,861	$33,178
Premier Mixed Use	(699)	(625)	(2,362)	(1,880)
Residential	(2,413)	(2,664)	(11,024)	(8,424)
Non-Core	45	119	1,429	4,534
Sold	(926)	230	(1,987)	6,448
Total	8,541	7,726	29,917	33,856
Unconsolidated Entities
Residential	278	—	635	—
Premier Mixed Use	189	139	609	884
Other Entities	1,448	781	4,356	3,017
Total	1,915	920	5,600	3,901
Total NOI	$10,456	$8,646	$35,517	$37,757

As of December 31, 2021, the Company had cash on hand of $113.8 million, including $7.2 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales and/or potential debt and capital markets transactions, to fund its operations and select development activity. The availability of funding from sales of assets, partnerships and credit or capital markets transactions is subject to various conditions, including the consent of the Company’s lender under its $1.4 billion term loan facility, and there can be no assurance that such transactions will be consummated.

Dividends

On October 26, 2021, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be payable on January 14, 2022 to holders of record on December 31, 2021.

On February 16, 2022, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on April 15, 2022 to holders of record on March 31, 2022.

The Company’s Board of Trustees does not expect to declare dividends on its common shares in 2022 unless required to do so to maintain REIT status.

Board of Trustees Matters

On March 1, 2022, the Company announced that Mr. Lampert retired as its Chairman and resigned from its board of trustees (the “Board of Trustees”) effective March 1, 2022, and that Messrs. David S. Fawer and Thomas M. Steinberg, members of the Board of Trustees, notified the Board of Trustees that they would not stand for reelection as trustees. Messrs. Fawer’s and Steinberg’s terms will each end at the Company’s 2022 annual meeting of shareholders.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

COVID-19 Pandemic

The Coronavirus (“COVID-19”) pandemic has caused and continues to cause significant impacts on the real estate industry in the United States, including the Company’s properties.

As a result of the development, fluidity and uncertainty surrounding this situation, the Company expects that these conditions may change, potentially significantly, in future periods and results for the quarter and year ended December 31, 2021 may not be indicative of the impact of the COVID-19 pandemic on the Company’s business for future periods. As such, the Company cannot reasonably estimate the impact of COVID-19 on its financial condition, results of operations or cash flows over the foreseeable future.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of NOI, Total NOI, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other REITs. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated entities. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated entities that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Funds from Operations ("FFO") and Company FFO

FFO is calculated in accordance with National Association of REITs (NAREIT), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and noncomparable items, such as termination fee income, severance and restructuring costs, unrealized loss on interest rate cap, litigation charges, acquisition-related expenses, amortization of deferred financing costs and certain up-front-hiring costs, that it does not believe are representative of ongoing operating results.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the Company’s historical exposure to Sears Holdings and the effects of its previously announced bankruptcy filing; the litigation filed against the Company and other defendants in the Sears Holdings adversarial proceeding pending in bankruptcy court; risks relating to redevelopment activities and potential acquisition or disposition of properties; the process and results of the Company’s review of strategic alternatives; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; contingencies to the commencement of rent under leases; environmental, health, safety and land use laws and regulations; the terms of the Company’s indebtedness and availability or sources of liquidity; possible acts of war, terrorist activity or other acts of violence or cybersecurity interests; the Company’s relatively limited history as an operating company and; the impact of the COVID-19 pandemic on the business of the Company’s tenants and business, income, cash flow, results of operations, financial condition, liquidity, prospects, ability to service the Company’s debt obligations and ability to pay dividends and other distributions to shareholders,. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2021. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage is principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified and mixed-use properties throughout the United States. As of December 31, 2021, the Company’s portfolio consisted of interests in 162 properties comprised of approximately 19.2 million square feet of GLA or build-to-suit leased area (approximately 17.2 million at share), approximately 3.9 million of which is held by unconsolidated entities (approximately 1.9 million at share), approximately 600 acres held for or under development and approximately 9.4 million square feet of GLA or approximately 800 acres to be disposed of.

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Investment in real estate
Land	$475,667	$592,770
Buildings and improvements	994,221	1,107,532
Accumulated depreciation	(154,971)	(142,206)
	1,314,917	1,558,096
Construction in progress	381,194	352,776
Net investment in real estate	1,696,111	1,910,872
Real estate held for sale	-	1,864
Investment in unconsolidated entities	498,563	457,033
Cash and cash equivalents	106,602	143,728
Restricted cash	7,151	6,526
Tenant and other receivables, net	29,111	46,570
Lease intangible assets, net	14,817	18,595
Prepaid expenses, deferred expenses and other assets, net	61,783	63,755
Total assets	$2,414,138	$2,648,943

LIABILITIES AND EQUITY
Liabilities
Term loan facility, net	$1,439,332	$1,598,909
Sales-leaseback financing obligations	20,627	20,425
Accounts payable, accrued expenses and other liabilities	109,379	146,882
Total liabilities	1,569,338	1,766,216

Shareholders’ Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 43,632,364 and 38,896,428 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	436	389
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020; liquidation preference of $70,000	28	28
Additional paid-in capital	1,241,048	1,177,260
Accumulated deficit	(553,771)	(528,637)
Total shareholders’ equity	687,741	649,040
Non-controlling interests	157,059	233,687
Total equity	844,800	882,727
Total liabilities and equity	$2,414,138	$2,648,943

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE
Rental income	$28,091	$27,478	$115,651	$116,202
Management and other fee income	434	174	1,032	293
Total revenue	28,525	27,652	116,683	116,495
EXPENSES
Property operating	11,493	11,012	45,007	41,164
Real estate taxes	7,497	8,672	35,256	36,768
Depreciation and amortization	11,570	14,551	51,199	95,997
General and administrative	9,947	(418)	41,949	28,849
Total expenses	40,507	33,817	173,411	202,778
Gain on sale of real estate	156,602	28,596	221,681	88,555
Gain on sale of interests in unconsolidated entities	—	1,758	—	1,758
Impairment of real estate assets	(25,773)	(47,701)	(95,826)	(64,108)
Equity in loss of unconsolidated entities	(202)	(2,161)	(9,226)	(4,712)
Interest and other income	1,083	934	9,285	3,394
Interest expense	(26,128)	(24,916)	(107,975)	(91,316)
Income / (loss) before income taxes	93,600	(49,655)	(38,789)	(152,712)
Provision for income taxes	1	(37)	(196)	(252)
Net income/(loss)	93,601	(49,692)	(38,985)	(152,964)
Net income/(loss) attributable to non-controlling interests	(20,655)	15,311	10,836	47,938
Net income/(loss) attributable to Seritage	$72,946	$(34,381)	$(28,149)	$(105,026)
Preferred dividends	(1,225)	(1,225)	(4,900)	(4,900)
Net income/(loss) attributable to Seritage common shareholders	$71,721	$(35,606)	$(33,049)	$(109,926)

Net income/(loss) per share attributable to Seritage Class A common shareholders - Basic	$1.64	$(0.92)	$(0.78)	$(2.87)
Net income/(loss) per share attributable to Seritage Class A common shareholders - Diluted	$1.64	$(0.92)	$(0.78)	$(2.87)
Weighted average Class A common shares outstanding - Basic	43,632	38,675	42,393	38,298
Weighted average Class A common shares outstanding - Diluted	43,632	38,675	42,393	38,298

Reconciliation of Net Income (Loss) to NOI and Total NOI (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
NOI and Total NOI	2021	2020	2021	2020
Net income (loss)	$93,601	$(49,692)	$(38,985)	$(152,964)
Termination fee income	(388)	(1,314)	(3,378)	(7,604)
Management and other fee income	(434)	(174)	(1,032)	(293)
Depreciation and amortization	11,570	14,551	51,199	95,997
General and administrative expenses	9,947	(418)	41,949	28,849
Equity in loss of Unconsolidated Entities	202	2,161	9,226	4,712
Gain on sale of interests in Unconsolidated Entities	—	(1,758)	—	(1,758)
Gain on sale of real estate	(156,602)	(28,596)	(221,681)	(88,555)
Impairment on real estate assets	25,773	47,701	95,826	64,108
Interest and other income	(1,083)	(934)	(9,285)	(3,394)
Interest expense	26,128	24,916	107,975	91,316
Provision for income taxes	(2)	37	196	252
Straight-line rent adjustment	(236)	1,362	(2,269)	4,983
Above/below market rental income/expense	65	(116)	176	(1,793)
NOI	$8,541	$7,726	$29,917	$33,856
Unconsolidated entities
NOI of Unconsolidated Entities	2,193	1,825	6,942	6,122
Straight-line rent	(309)	(274)	(885)	(681)
Above/below market rental income/expense	12	(97)	131	(713)
Termination fee income	19	(534)	(588)	(827)
Total NOI	$10,456	$8,646	$35,517	$37,757

Reconciliation of Net Income (Loss) to FFO and Company FFO (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
FFO and Company FFO	2021	2020	2021	2020
Net income (loss)	$93,601	$(49,692)	$(38,985)	$(152,964)
Real estate depreciation and amortization	11,262	14,017	49,758	93,963
Real estate depreciation and amortization (Unconsolidated Entities)	3,417	3,397	13,771	9,108
Gain on sale of interests in Unconsolidated Entities	—	(1,758)	—	(1,758)
Gain on sale of real estate	(156,602)	(28,596)	(221,681)	(88,555)
Impairment on real estate assets	25,773	47,701	95,826	64,108
Gains, losses and impairments of real estate (Unconsolidated Entities)	(1,542)	—	544	—
Dividends on preferred shares	(1,225)	(1,225)	(4,900)	(4,900)
FFO attributable to common shareholders and unitholders	$(25,316)	$(16,156)	$(105,667)	$(80,998)
Termination fee income	(388)	(1,314)	(3,378)	(7,604)
Unconsolidated entity termination fee income	19	(534)	(588)	(827)
Amortization of deferred financing costs	105	105	422	421
Mortgage recording costs	44	—	2,383	—
Severance costs	428	—	3,506	425
Restructuring costs	—	—	2,009	—
Company FFO attributable to common shareholders and unitholders	$(25,108)	$(17,899)	$(101,313)	$(88,583)

FFO per diluted common share and unit	$(0.45)	$(0.29)	$(1.89)	$(1.45)
Company FFO per diluted common share and unit	$(0.45)	$(0.32)	$(1.81)	$(1.59)

Weighted Average Common Shares and Units Outstanding
Weighted average common shares outstanding	43,631	38,675	42,393	38,298
Weighted average OP Units outstanding	12,355	17,255	13,566	17,576
Weighted average common shares and units outstanding	55,986	55,930	55,959	55,874